                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                        GENEREX BIOTECHNOLOGY CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                        GENEREX BIOTECHNOLOGY CORPORATION
                                33 Harbour Square
                                    Suite 202
                        Toronto, Ontario, Canada M5J 2G2

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 2001

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Monday, April 23, 2001, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, for the following purposes, as set forth in the accompanying proxy statement:

    1.   To elect six directors;

    2. To ratify the appointment of Deloitte & Touche, L.L.P. as independent public accountants for Generex for the fiscal year ending July 31, 2001;

    3. To ratify the adoption and approval by the Board of Directors of Generex's 2000 Stock Option Plan; and

    4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Board of Directors has established the close of business on March 5, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

    YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

/s/ Rose C. Perri


Rose C. Perri
Secretary

March 23, 2001

                        GENEREX BIOTECHNOLOGY CORPORATION

                                 PROXY STATEMENT

General Information

    This proxy statement is provided to the stockholders of Generex Biotechnology Corporation ("Generex") in connection with the solicitation by the Board of Directors of Generex of proxies for use at the annual meeting of stockholders of Generex to be held on Monday, April 23, 2001, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the appointment of Deloitte & Touche L.L.P. as Generex's independent public accountants, for the approval and adoption of the 2000 Stock Option Plan, and on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of the executive management of Generex.

    Stockholders voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of Generex, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot.

    Generex's principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and its telephone number is (416) 364-2551. Proxy materials are first being mailed to stockholders beginning on or about March 23, 2001.

Shares Outstanding, Voting Rights and Vote Required

    Only stockholders of record at the close of business on March 5, 2001 are entitled to vote at the annual meeting. The only voting stock of Generex outstanding and entitled to vote at the annual meeting is its Common Stock, $.001 par value per share (the "Common Stock"), of which 19,232,018 shares were outstanding as of the close of business on March 5, 2001. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under Generex's Restated Certificate of Incorporation.

    The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be counted in tabulating votes cast on the proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes will not be counted in tabulating votes cast on the proposals presented to stockholders. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

    Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. The proposals to ratify the appointment of Deloitte & Touche L.L.P. as Generex's independent public accountants and the approval and adoption of the 2000 Stock Option Plan require the affirmative vote of a majority of the votes of the shares present or represented by proxy at the annual meeting and cast on such proposals. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for directors, (2) FOR the appointment of Deloitte & Touche L.L.P. as Generex's independent public accountants for fiscal year 2001, and (3) FOR the approval and adoption of the 2000 Stock Option Plan.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

    Six directors are to be elected at the annual meeting of stockholders. All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

    The persons named below have been designated by the Board of Directors as nominees for election as directors. All nominees currently serve as directors of Generex. The individuals named in the enclosed proxy intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.


Name                      Age          Position Held with Generex
----                      ---          --------------------------
Anna E. Gluskin            49          President, Chief Executive Officer and Director
William M. Hawke, M.D.     59          Director
Pankaj Modi, Ph.D.         46          Vice President, Research & Development and Director
E. Mark Perri              39          Chairman, Chief Financial Officer and Director
Rose C. Perri              33          Chief Operating Officer, Treasurer, Secretary and Director
Jan Michael Rosen          49          Director

         Anna E. Gluskin - Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997. She held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

         Wiliam M. Hawke, M.D. - Director since March 2000. Dr. Hawke presently is a Professor in the Departments of Otolaryngology and Pathology at the University of Toronto, and is on the staff of the Departments of Otolaryngology at St. Joseph's Health Center, The Toronto Hospital and Mount Sinai Hospital, all located in Toronto. He has held these positions for more than the previous five years. Dr. Hawke has approximately thirty years experience as a medical researcher, educator and practitioner.

         Pankaj Modi, Ph.D. - Director since September 1997. Dr. Modi has served as Vice President, Research and Development, since October 1997. Prior to that time, Dr. Modi was Director of Insulin Research for Generex Pharmaceuticals, Inc., a position he assumed in October 1996. Prior to joining Generex Pharmaceuticals Inc., Dr. Modi was engaged in independent research and was employed as a senior research assistant at McMaster University in Hamilton, Ontario from February 1994 through October 1996.

         E. Mark Perri - Director since September 1997. Mr. Perri has served as the Chairman and Chief Financial Officer of Generex since October 1997. He held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

         Rose C. Perri - Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997, and as Chief Operating Officer since August 1998. She was an officer of Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

         Jan Michael Rosen - Director since August 2000. Mr. Rosen has been a principal in a number of related travel management and hotel marketing businesses since 1978. The principal companies in this group, all of which are headquartered in Ontario, are Uniworld Travel & Tours, Inc., Nevada Vacations, Inc., Casino Vacations, Inc. and Casino Tours, Inc. Mr. Rosen presently serves as the President or a Vice President, and the Chief Financial Officer, of each of these companies. Mr. Rosen is an accountant by training, and was engaged in the private practice of accounting prior to 1978.

         Mark Perri and Rose Perri are siblings. There are no other family relationships among our officers and directors.

                  The Board of Directors Recommends a Vote FOR
                    the Election of the Above Named Nominees

                      PROPOSAL TO RATIFY THE APPOINTMENT OF
           DELOITTE & TOUCHE L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 2)

         The Board of Directors of Generex has selected Deloitte & Touche L.L.P. ("Deloitte Touche") to serve as the independent public accountants to audit the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2001. WithumSmith+Brown has been employed to perform this function for Generex since September 1998. Representatives of WithumSmith+Brown and Deloitte Touche are expected to be present at the annual meeting for the purpose of making a statement, should they so desire, and to respond to appropriate questions.

         The decision to appoint Deloitte Touche as independent public accountants replacing WithumSmith+Brown was approved by the Audit Committee of the Board of Directors. WithumSmith+Brown did not decline to stand for re-election and WithumSmith+Brown's reports on financial statements for the last two fiscal years did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. There have been no disagreements with WithumSmith+Brown in the last two fiscal years on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the last two fiscal years, WithumSmith+Brown did NOT advise Generex that:

o The internal controls necessary for us to develop reliable financial statements did not exist;

o Information had come to their attention that led them to believe that they could no longer rely on management's representations or that made them unwilling to be associated with the financial statements prepared by management;

o They needed to expand the scope of their audit or that information existed, that had come to their attention during the last two fiscal years, that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering any unqualified audit report on those financial statements) or (ii) cause them to be unwilling to rely on management's representations or be associated with our financial statements; and that due to their replacement or for any other reason, they did not so expand the scope of their audit or conduct further investigation; or

o Information has come to their attention that they have concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to their satisfaction, would prevent them from rendering an unqualified audit report on those financial statements); and due to their replacement, or for any other reason, the issue has not been resolved to their satisfaction prior to their replacement.

     If the stockholders do not ratify the appointment of Deloitte Touche as independent public accountants, the Audit Committee of the Board of Directors will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.

                  The Board of Directors Recommends a Vote FOR
                 the Appointment of Deloitte Touche as Generex's
     Independent Public Accountants for the Fiscal Year Ending July 31, 2001

                             PROPOSAL TO APPROVE THE
                        GENEREX BIOTECHNOLOGY CORPORATION
                             2000 STOCK OPTION PLAN
                                  (Proposal 3)

         The Board of Directors has adopted, subject to stockholder approval, the Generex Biotechnology Corporation 2000 Stock Option Plan (the "2000 Plan"). The Board of Directors believes that the 2000 Plan will provide an additional incentive to key employees, consultants, advisors and directors to enter into and remain in the service or employ of Generex by providing such individuals with an opportunity to acquire or increase their proprietary interest in Generex.

         A copy of the 2000 Plan will be provided to stockholders without charge upon written request to the Secretary of Generex, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. A summary of the principal features of the 2000 Plan follows.

Summary Description of the 2000 Plan

         The 2000 Plan provides opportunities for participants to acquire shares of Generex Common Stock upon the exercise of stock options granted under the 2000 Plan. A total of 2,000,000 shares of Common Stock are available for issuance under the 2000 Plan. As of July 31, 2000, such shares would have had a market value of $15,125,000, based on the $7.5625 closing price of the Common Stock. If a stock option granted under the 2000 Plan expires, lapses or is terminated for any reason, the forfeited stock again becomes available for issuance under the 2000 Plan.

         Awards under the 2000 Plan may be in the form of incentive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not incentive stock options ("Non-ISOs") (collectively, "Options").

         The 2000 Plan will be administered by the Board of Directors or by a committee appointed by the Board of Directors and composed of at least three of its members. To date, the Board of Directors has not appointed such a committee. References hereafter to the "Committee" shall be deemed to refer to the Board of Directors, or such a committee, which may be appointed in the future. The Committee has the authority to determine: (i) the persons to whom and the time at which Options shall be granted; (ii) the number of shares of Common Stock to be subject to Options granted; (iii) the price and other terms and conditions of Options granted, including whether an Option is an ISO or a Non-ISO. The Committee also has the authority to interpret and construe the 2000 Plan. Options may be granted under the 2000 Plan to employees, consultants, advisors and directors of Generex and its subsidiary corporations; provided, however, that ISOs may only be granted to employees. Approximately 26 individuals are eligible to participate in the 2000 Plan, as of January 31, 2001.

         The exercise price of ISOs granted under the 2000 Plan shall be at least equal to the fair market value of the Common Stock on the date the ISO is granted (110 percent of the fair market value in the case of an ISO granted to an individual who at the time of the grant owns ten percent of the combined voting power of Generex capital stock (a "Ten Percent Owner")). The fair market value of the Common Stock shall be determined by the Committee. Upon exercise of an Option, a participant shall pay the exercise price in cash, by certified check or in such other mode of payment as the Committee may approve.

         In the event a participant's employment with Generex or its subsidiary corporations is terminated for any reason, a participant may exercise an Option only to the extent it was exercisable on the participant's date of termination. An Option must be exercised prior to the earlier of (i) the expiration of three months or such shorter period as the Committee may select (one year in the case of disability or death) after the termination date or (ii) the expiration date of the Option, which may not exceed ten years from the date of grant (five years in the case of an ISO granted to a Ten Percent Owner). However, in the event of a participant's termination for cause (as defined in the 2000 Plan and determined by the Committee), the participant's Option shall terminate immediately and the participant automatically shall forfeit all Common Stock for which Generex has not yet delivered share certificates, upon refund of the exercise price.

         The Committee may adjust the number of shares of Common Stock available for issuance under the 2000 Plan or subject to Options granted under the 2000 Plan at any time to reflect any change in the capital structure of Generex affecting outstanding shares of Common Stock, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other like change in the capital structure of Generex.

         In the event of a change in control (as defined in the 2000 Plan), the Committee may take whatever action it deems necessary with respect to outstanding Options, including accelerating the vesting or expiration to a date no earlier than 30 days after notice of such acceleration is provided to the participant; provided, however, that the Committee may accelerate the expiration date of an Option only where the change in control entails the dissolution or liquidation of Generex or the sale of substantially all of the assets of Generex.

         No Option may be transferred, except by will or the laws of descent and distribution, and in the case of a Non-ISO, as expressly set forth in connection with the award.

Federal Income Tax Consequences

         The following description of federal income tax consequences is based on current law and interpretations.

         ISOs. In general, the value of an ISO is not included in the participant's income at the time of grant, and the participant does not recognize income on exercise of an ISO for the purpose of computing regular federal income tax. However, when calculating income for alternative minimum tax purposes, the excess, if any, of the fair market value of the shares acquired over the exercise price (the "Spread") generally will be considered part of income. At the subsequent sale of Common Stock received through the exercise of an ISO, all gain on the sale of the Common Stock (as long as the Common Stock has been held for one year after exercise and two years after grant) will be characterized as capital gain or loss, and Generex will not be entitled to any federal income tax deduction with respect to such gain. If the Common Stock has been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If a participant disposes of ISO Common Stock before the holding period has expired (a "Disqualifying Disposition"), the Spread (up to the amount of the gain on disposition) will be ordinary income at the time of such Disqualifying Disposition, and Generex will be entitled to a federal income tax deduction. A participant must recognize as ordinary income the gain on the disposition.

         Non-ISOs. In general, the value of a Non-ISO is not included in the participant's income at the time of grant, unless the Non-ISO Common Stock has a "readily ascertainable fair market value" at the date of grant. It is not anticipated that any Non-ISO will have a "readily ascertainable fair market value" at the date of grant. On exercise, the difference between the exercise price of a Non-ISO and the fair market value of the Common Stock received generally will be recognized as ordinary income, subject to federal income tax withholding, and will be allowed as a deduction to Generex. At the subsequent sale of Common Stock received through the exercise of a Non-ISO, all gain on the sale of the Common Stock will be characterized as capital gain or loss. If the Common Stock has been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Awards under the 2000 Plan

         Subject to stockholder approval of the 2000 Plan, the Board of Directors has granted options under the 2000 Plan as follows to each of the executives named in the Summary Compensation Table set forth at page 8 of this Proxy Statement, all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group. The exercise price of the options ranges from $7.5625 per share to $11.625 per share.

            Awards Granted in Fiscal Year 2000 Under 2000 Stock Option Plan
            ---------------------------------------------------------------

   Name                                                             Number of Options
   ----                                                             -----------------
   Anna E. Gluskin ................................................      200,000
   E. Mark Perri ..................................................      150,000
   Rose C. Perri ..................................................      150,000
   All executives, as a group (4 persons) .........................      650,000
   Non-executive directors, as a group (2 persons) ................       40,000
   All non-executive officer employees, as a group (22 persons) ...      603,150

         Pursuant to the agreement under which Dr. Modi is compensated for his services to Generex, Generex has agreed to grant to Dr. Modi options to purchase 150,000 shares of Generex Common Stock in each of the next ten fiscal years. The options may be granted only under option plans of Generex that have been approved by the stockholders of Generex. If the 2000 Plan is approved and ratified, the 2000 Plan will be used to satisfy Generex's obligations to grant options to Dr. Modi for so long as Common Stock remains available for issuance under the 2000 Plan. See "Director's Compensation; Other Compensation" at page 10 for more details concerning the agreement under which Dr. Modi is compensated.

                  The Board of Directors Recommends a Vote FOR
                the Proposal to Ratify the 2000 Stock Option Plan

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The business affairs of Generex are managed under the direction of the Board of Directors. During the fiscal year ended July 31, 2000, Generex's Board of Directors held 3 meetings and took action by unanimous written consent in lieu of meetings 16 times.

    The Board of Directors has established one committee, the Audit Committee. The Audit Committee was established on March 1, 2000, and did not meet during the fiscal year ended July 31, 2000. The Board has no standing Nominating Committee or Compensation Committee.

    The Audit Committee has the power to recommend the retention of the independent public accountants for Generex and to consult with such independent public accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee is currently composed of Messrs. Perri, Rosen and Dr. Hawke. The Board of Directors has adopted an Audit Committee charter, a copy of which, as currently in effect, is attached to this proxy statement as Exhibit A.

    Generex's securities are listed on the Nasdaq National Market and are governed by its listing standards. Dr. Hawke and Mr. Rosen meet the definition of independence found in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Perri is not considered independent under these standards due to the fact that he is an executive officer of Generex and he is the sibling of Rose Perri, who is also an executive officer of Generex. Mr. Perri serves as the third member of the Audit Committee ex officio.

    During the fiscal year ended July 31, 2000, all of the directors attended all of the Board of Directors meetings that were held.

Report of the Audit Committee

    The Audit Committee has reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2000 with management. The Audit Committee has discussed with WithumSmith+Brown, Generex's independent public accountants for the fiscal year ended July 31, 2000, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from WithumSmith+Brown required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with WithumSmith+Brown its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2000.

                        Submitted by the Audit Committee

                             William M. Hawke, M.D.
                                Jan Michael Rosen
                            E. Mark Perri, ex officio

         The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission (the "SEC") or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

Report of the Board of Directors on Executive Compensation

         The Board of Directors is responsible for overseeing the compensation to be paid to the executive officers of Generex. Ms. Gluskin, Dr. Modi, Mr. Perri and Ms. Perri, all of whom are both directors and executive officers of Generex, participate in the discussions and decisions of the Board of Directors concerning compensation to be paid to the executive officers of Generex

         Compensation Philosophy. The goals of Generex's compensation program are to (1) attract and retain executives and other employees who are committed to the long-term success of the company and (2) align overall compensation with the achievement of Generex's strategic objectives and the enhancement of stockholder value over time. Generex's compensation philosophy has been to pay employees, including executive officers, a modest cash salary reflective of its status as a development phase company and to supplement that cash salary with equity-based incentives (primarily grants of options), thereby aligning overall compensation with the achievement of Generex's strategic objectives and the enhancement of stockholder value. The compensation to be paid to any individual has not been based on any particular mathematical formula. Rather, the Board of Directors reviews objectives, accomplishments, performance and compensation as a whole for each individual, taking into account the recommendations of the Chief Executive Officer and the Chief Financial Officer, and makes appropriate compensation determinations in the exercise of its business judgment.

         Chief Executive Officer Compensation. Ms. Gluskin's compensation for the fiscal year ended July 31, 2000, was determined in accordance with the compensation policies described above. Ms. Gluskin was paid a modest cash salary of approximately $106,000 and was awarded options to purchase 300,000 shares of Generex's Common Stock. This compensation package was considered fair and reasonable in view of Ms. Gluskin's substantial contributions to the accomplishments of the company for the fiscal year - which included being elevated onto the Nasdaq National Market -- and was considered to give appropriate incentives to Ms. Gluskin to continue to promote the strategic objectives of the company and to enhance stockholder value.

         Deductibility of Compensation. Section 162(m) of the Code does not allow public companies to take a Federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million for any such officer in any fiscal year. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. However, the Board of Directors believes that at the present time it is quite unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. Therefore, the Board of Directors has not taken any measures to date specifically to qualify any of the compensation paid to its executive officers as "performance-based compensation" under the Code.

                       Submitted by the Board of Directors

                                 Anna E. Gluskin
                             William M. Hawke, M.D.
                               Pankaj Modi, Ph.D.
                                  E. Mark Perri
                                  Rose C. Perri
                                Jan Michael Rosen

         The foregoing Report of the Board of Directors on Executive Compensation and the following Performance Graph shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total return on Generex's Common Stock with cumulative total returns of the Nasdaq National Market (U.S. Companies) and the Nasdaq Biotechnology Index for the period commencing February 5, 1998 (the date Generex's Common Stock was first listed for trading on the Nasdaq over the counter market) and ending on December 29, 2000. The graph assumes that $100 was invested on February 5, 1998, in Generex's Common Stock, the stocks in the Nasdaq National Market (U.S. Companies) and the stocks comprising the Nasdaq Biotechnology Index, and that all dividends were reinvested. Generex's Common Stock has been trading on the Nasdaq National Market since May 5, 2000.

                                  February 5, 1998   July 31, 1998   July 30, 1999   July 31, 2000   December 29, 2000
                                  ----------------   -------------   -------------   -------------   -----------------
Generex Biotechnology
  Corporation .................         $100            130.208         106.25          126.042          189.583
The Nasdaq
  National Market .............         $100            111.282         159.059         226.496          147.667
Nasdaq Biotechnology
  Index .......................         $100            110.294         218.947         435.363          436.967

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that Generex's directors and executive officers, and any persons who own more than ten percent of Generex's Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by our directors and executive officers during the fiscal year ended July 31, 2000 were filed on a timely basis.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

         The following table sets forth compensation to Anna Gluskin, Mark Perri and Rose Perri in the last three fiscal years. Except as set forth in the table, none of our officers received combined salary and bonus payments exceeding $100,000 in those years.

Summary Compensation Table

                              Annual Compensation                             Long-Term Compensation
                              -------------------                             ----------------------
                                                                              Awards
                                                                              ------
   Name and                Year      Salary       Bonus       Other
   Principal              Ended       ($)          ($)        Annual
   Position               July 31     (2)                     Compen-         Options
                                                              sation            (#)
Anna E. Gluskin (1),       2000       105,385       -0-         *             300,000
Chief Executive            1999       136,483       -0-         *             -0-
Officer                    1998        92,488       -0-         *             -0-

E. Mark Perri (1),         2000       103,249       -0-         *             250,000
Chief Financial            1999       120,777       -0-         *             -0-
Officer                    1998        92,488       -0-         *             -0-

Rose C. Perri (1),         2000        97,147       -0-         *             250,000
Chief Operating            1999       120,777       -0-         *             -0-
Officer                    1998        92,488       -0-         *             -0-


-----------------------
*  Less than $50,000

(1) Portions of the salaries paid to Ms. Gluskin, Mr. Perri and Ms. Perri are attributable to amounts paid indirectly through a management services agreement with a corporation of which Ms. Gluskin, Mr. Perri and Ms. Perri are the owners.

(2) Salaries are stated in the table in U.S. dollars and are based on the weighted average Canadian/U.S. dollar exchange rate for the years ended July 31, 2000, 1999 and 1998, respectively.

Stock Options

         The following tables set forth certain information relating to stock options granted to the officers named in the preceding Summary Compensation table:

                                          Percent of
                      Number of          total options                                     Potential realizable value at
                      Securities           granted                                        assumed  annual rates of stock
                      Underlying         to employees       Exercise                       appreciation for option term
                       options            in fiscal          price            Expiration  ------------------------------
         Name         granted (#)        year (%)(1)        ($/Sh)             date            5% ($)        10%($)
         ----         -----------        -------------      --------         ----------        ------        -----
Anna E. Gluskin       100,000               3.5               5.00           01/03/2005       138,000        305,255
                      200,000               7.0               7.5625         07/31/2005       325,953        923,396

E. Mark Perri         100,000               3.5               5.00           01/03/2005       138,000        305,255
                      150,000               5.3               7.5625         07/31/2005       244,465        692,547

Rose C. Perri         100,000               3.5               5.00           01/03/2005       138,000        305,255
                      150,000               5.3               7.5625         07/31/2005       244,465        692,547

------------------------
(1) Includes options granted to consultants and advisors.


                                                          Number of securities
                                                          underlying exercised            Value of unexercised
                                                          options at                      in-the-money options
                                                          July 31, 2000                   at July 31, 2000
                       Shares acquired      Value              (#)                            ($)
    Name               on exercise (#)   realized ($)     Exercisable/Unexercisable       Exercisable/Unexercisable (1)
 Anna E. Gluskin             -0-             -0-           100,000/200,000 (2)               256,250/0
 E. Mark Perri               -0-             -0-           100,000/150,000 (2)               256,250/0
 Rose C. Perri               -0-             -0-           100,000/150,000 (2)               256,250/0
-----------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of our Common Stock ($7.5625) at July 31, 2000.
(2) The unexercisable options will be exercisable immediately upon approval by the stockholders of the 2000 Stock Option Plan.

Other Benefit Plans

         We have no long term incentive plans or defined benefit or actuarial pension plans, and have not repriced any options previously granted to the above named officers.

Directors' Compensation; Other Compensation

         None of our directors receive any cash compensation for their services as directors. Dr. Hawke received options under the 1998 Plan to purchase 50,000 shares in January 2000 in consideration for consulting and advisory services provided by Dr. Hawke prior to his becoming a director. Dr. Hawke was awarded options under the 2000 Plan to purchase 20,000 shares of Common Stock in July 2000 in recognition of his service as a director. Mr. Rosen was awarded options under the 2000 Plan to purchase 20,000 shares of Common Stock in August 2000 in recognition of his service as a director.

         Dr. Modi is compensated through a consulting agreement, that was originally entered into as of October 1, 1996, that was amended and supplemented as of January 7, 1998, and that was further amended and supplemented as of December 31, 2000. The parties to the agreement are Dr. Modi, Generex and Generex Pharmaceuticals, Inc., a wholly-owned subsidiary of Generex. All references to the consulting agreement in the following discussion relate to the agreement, as amended and supplemented.

         Pursuant to the terms of the consulting agreement, Dr. Modi holds the position of Vice President, Research and Development, of Generex and Generex Pharmaceuticals, Inc., and both Generex and Generex Pharmaceuticals, Inc. are jointly and severally responsible for the payment to Dr. Modi of all amounts due under the agreement. The agreement provides for Dr. Modi's term of service to extend through July 31, 2010, subject to termination without cause by Dr. Modi or Generex at any time after January 1, 2003, upon 12 months' prior written notice.

         The consulting agreement provides for an annual base compensation of $250,000 a year, effective as of August 1, 2000, subject to annual increases. In addition, Dr. Modi is entitled to receive certain bonus compensation during the term of the agreement. During the first calendar quarter of 2001, a $300,000 bonus was paid to Dr. Modi in respect of Dr. Modi's services in securing the development and license agreement between Generex and Eli Lilly and Company ("Lilly"). Dr. Modi will also receive certain additional bonus payments based upon the achievement of certain milestones under the Lilly agreement or any similar agreements entered into by Generex for rights granted to third parties to develop, manufacture and/or market products based upon ideas, improvements, designs or discoveries made or conceived by Dr. Modi.

         The consulting agreement provides for Dr. Modi to be granted options to purchase 150,000 shares of Generex Common Stock in each of the next ten fiscal years, starting with the fiscal year ending July 31, 2001. The options may be granted only under option plans of Generex that have been approved by the stockholders.

         In connection with amending and supplementing the consulting agreement in January 1998, Generex issued 1,000 shares of Special Voting Rights Preferred Stock ("Special Preferred Stock") to Dr. Modi, comprising all of the outstanding shares of Special Preferred Stock. Special Preferred Stock does not generally carry the right to vote, but does have the following special voting rights:

         o the holders of Special Preferred Stock have the right to elect a majority of Generex's Board of Directors if a change of control occurs; and
         o the holders of Special Preferred Stock have the right to approve any transaction that would result in a change of control.

A "change of control" is deemed to occur if Generex's current management group (namely, Ms. Gluskin, Dr. Modi, Mr. Perri and Ms. Perri) or persons approved by a majority of the current management group should cease to constitute at least 60% of the Company's directors, or if any person becomes either Chairman of the Board of Directors or Chief Executive Officer of Generex without the prior approval of the current management group and those directors approved by the current management group.

Compensation Committee Interlocks and Insider Participation

         Ms. Gluskin, Dr. Modi, Mr. Perri and Ms. Perri, all of whom are both directors and executive officers of Generex, participated during the fiscal year ended July 31, 2000, in the discussions and decisions of the Board of Directors concerning compensation to be paid to the executive officers of Generex.

         No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly owned by one or more of the executive officers).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page sets forth information regarding the beneficial ownership of our Common Stock by:

         o   Our directors and executive officers;
         o   All directors and executive officers as a group; and
         o Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of Common Stock.

         The information contained in this table is as of March 5, 2001. At that date, we had 19,232,018 shares of Common Stock outstanding. In addition to our Common Stock, we have outstanding 1,000 shares of our Special Voting Rights Preferred Stock. All of the shares of Special Voting Rights Preferred Stock are owned by Dr. Modi.

         A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

         Name of
         Beneficial Owner                                         Beneficial Ownership
         ----------------                                         --------------------
                                                                  Number of            Percent of Class
                                                                  Shares               ----------------
 (i)  Directors and Executive Officers

         Anna E. Gluskin .................................      1,288,127(1)                6.7%
         William M. Hawke, M.D. ..........................         51,000(2)                 *
         Pankaj Modi, Ph.D. ..............................      1,250,200(3)                6.5%
         E. Mark Perri ...................................      4,247,196(4)               22.1%
         Rose C. Perri ...................................      1,288,026(1)                6.7%
         Jan Michael Rosen ...............................         72,587(5)                 *
         Officers and directors as a group (6 persons)....      5,821,136(6)               30.3%

(ii) Other Beneficial Owners (and their addresses)

         EBI, Inc. In Trust
         c/o Miller & Simons
         First Floor, Butterfield Square
         P.O. Box 260 ....................................      1,295,900(7)                6.7%
         Providencials
         Turks and Cacaos Islands
         British West Indies

         GHI, Inc. In Trust
         c/o Miller & Simons
         First Floor, Butterfield Square
         P.O. Box 260 ....................................      2,500,050(8)               13.0%
         Providencials
         Turks and Cacaos Islands
         British West Indies

         Smallcap World Fund, Inc.
         c/o Capital Research and ........................      1,240,850(9)                6.5%
         Management Company
         333 South Hope Street
         Los Angeles, CA 90071


-------------------
* Less than one percent.

(1) Includes, for each of Ms. Gluskin and Ms. Perri, 1,188,000 shares owned of record by GHI, Inc. and 100,000 shares issuable upon the exercise of an option granted under Generex's 1998 Stock Option Plan (the "1998 Plan") which are presently exercisable. Does not include 200,000 shares issuable to Ms. Gluskin or 150,000 shares issuable to Ms. Perri upon the exercise of options granted under Generex's 2000 Stock Option Plan (the "2000 Plan") which are not presently exercisable but will become exercisable if approved by the stockholders.

(2) Includes 50,000 shares issuable upon the exercise of an option granted under the 1998 Plan which is presently exercisable, but does not include 20,000 shares issuable upon the exercise of an option granted under the 2000 Plan which is not presently exercisable, but will become exercisable if approved by the stockholders.

(3) Includes 150,000 shares issuable upon the exercise of an option granted under the 1998 Plan which is presently exercisable, but does not include 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan which is not presently exercisable but will become exercisable if approved by the stockholders. Dr. Modi also owns all the outstanding shares of Generex's Special Voting Rights Preferred Stock. This stock is not convertible into Common Stock.

(4) Includes 45,914 shares owned of record by Mr. Perri, and a total of 1,529,382 shares beneficially owned by Mr. Perri but owned of record by EBI, Inc. (1,100,000 shares), GHI, Inc. (124,050 shares) and Rampart Securities, Inc. (305,332 shares). Also includes: (a) 100,000 shares issuable upon the exercise of an option granted under the 1998 Plan which is presently exercisable, (b) 2,376,000 shares owned of record by GHI, Inc., which Mr. Perri may be deemed to beneficially own because of his power to vote the shares but which are beneficially owned by Ms. Gluskin or Ms. Perri; and (c) 195,900 shares owned of record by EBI, Inc., which Mr. Perri may be deemed to beneficially own because of his power to vote the shares but which are beneficially owned by other shareholders because they are entitled to the economic benefits of the shares. Does not include 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan which is not presently exercisable but will become exercisable if approved by the stockholders.

(5) Includes 1,800 shares owned of record by Uniworld Travel and Tours, Inc., but does not include 20,000 shares issuable upon the exercise of an option granted under our 2000 Plan which is not presently exercisable but will become exercisable if approved by the stockholders.

(6) Includes 450,000 shares issuable upon presenting exercisable options granted under the 1998 Plan, but does not include 690,000 shares issuable upon the exercise of options granted under the 2000 Plan that are not presently exercisable but will become exercisable if approved by the stockholders. Includes 1,441,496 shares owned of record by EBI, Inc. but beneficially owned or deemed to be beneficially owned by Mr. Perri. Includes 2,500,050 shares owned of record by GHI, Inc. but beneficially owned by Ms. Gluskin, Mr. Perri or Ms. Perri.

(7) All these shares also are deemed to be beneficially owned by Mr. Perri because he has the sole power to vote the shares. With respect to the 1,100,000 of the shares owned of record by EBI, Inc. Mr. Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(8) These shares also are deemed to be beneficially owned by Mr. Perri because he has the sole power to vote the shares. Mr. Perri also has investment power and is otherwise entitled to the economic benefits of ownership of 124,050 of the shares owned of record by GHI, Inc. Ms. Gluskin and Ms. Perri each own beneficially 1,188,000 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits of the ownership of such shares.

(9) Includes warrants to purchase 161,850 shares.

Certain Relationships and Related Transactions.

         Generex acquired Generex Pharmaceuticals, Inc. in October 1997. Prior to Generex's acquisition of Generex Pharmaceuticals, Inc., it was a private Canadian corporation majority-owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin. Unless otherwise indicated, the transactions described below occurred prior to the acquisition of Generex Pharmaceuticals, Inc. or pursuant to contractual arrangements entered into prior to that time. Generex presently has a policy requiring approval by stockholders or by a majority of disinterested directors and independent directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex.

         Real Estate Financing Transactions. In May 1997, EBI, Inc., a company controlled by Mr. Perri, acquired shares of Common Stock of Generex Pharmaceuticals, Inc. for $3 million (CAD) which, based on the exchange rate then in effect, represented approximately $2.1 million (US). The use of those funds by Generex Pharmaceuticals, Inc. was restricted to acquiring an insulin research facility. Subsequently this restriction was eased to permit use of the funds to acquire properties used for manufacturing Generex's oral insulin product and other proprietary drug delivery products, and related testing, laboratory and administrative services. Under the terms of the investment, Generex Pharmaceuticals, Inc. was required to lend these funds back to EBI until they were needed for the purposes specified. The entire amount was loaned back to EBI and was outstanding at July 31, 1997. During the period ended July 31, 1998, a total of $2,491,835 (CAD) was repaid by EBI. There were no repayments made in the years ended July 31, 2000 and 1999. The balance due from EBI at July 31, 2000, was $508,165 (CAD) (approximately $343,773 (US) based on the exchange rate then in effect). These funds are due on demand by Generex Pharmaceuticals, Inc. provided they are used for the purchase and/or construction or equipping of oral insulin manufacturing and testing facilities. The amounts repaid by EBI were used primarily to purchase and improve certain of the real estate and buildings owned by Generex.

         Loans To and From Stockholders. Between November 1995 and July 31, 1998, companies owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin incurred a net indebtedness of $629,234 to Generex Pharmaceuticals, Inc. excluding the indebtedness of EBI described in the preceding paragraph. This indebtedness arose from cash advances and the payment by Generex Pharmaceuticals, Inc. of expenses incurred by these companies, net of repayments and payment of expenses on behalf of Generex Pharmaceuticals, Inc. At July 31, 1999, these companies' net indebtedness to Generex Pharmaceuticals, Inc. exclusive of the EBI indebtedness described above, was $284,315. At July 31, 2000, this balance had been reduced to zero. The transactions between Generex Pharmaceuticals, Inc. and entities owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin were not negotiated at arms-length, and were not on normal commercial terms. No interest was charged on any of the advances, and the transactions were of far greater financial benefit and convenience to Mr. Perri, Ms. Perri and Ms. Gluskin than to Generex Pharmaceuticals, Inc. These transactions and financing arrangements were mostly initiated prior to the transaction in which Generex acquired Generex Pharmaceuticals, Inc., and no such transactions have taken place since January 1, 1999. Generex presently has a policy requiring the approval of the Board of Directors, including a majority of disinterested directors and independent directors, for any transactions in which a director has a material interest apart from such director's interest in Generex.

                                OTHER INFORMATION

Director Nominees

         Any stockholder entitled to vote for the election of directors may give notice of the stockholder's intention to nominate persons for election to the Board of Directors at the annual meeting. Generally such notice must be submitted in writing to the Secretary of Generex at Generex's principal offices not less than 60 nor more than 90 days prior to the annual meeting provided, however, that in the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex.

Annual Report

     Generex has enclosed its Annual Report for the year ended July 31, 2000, with this proxy statement, which includes Generex's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended July 31, 2000, without exhibits. Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the 2001 Annual Meeting

     Any proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ended July 31, 2001, must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than September 1, 2001 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by an internationally recognized overnight delivery service to the Secretary of Generex. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Generex's fiscal year 2001 proxy materials.

    If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Other Matters

    The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

    All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by Generex. In addition to the use of the mails, certain directors, officers and regular employees of Generex may solicit proxies personally, or by mail, telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Generex will reimburse them for their expenses in doing so.

                                            By order of the Board of Directors

                                            /s/ Rose C. Perri

                                            Rose C. Perri

                                            Secretary
March 23, 2001

                                    EXHIBIT A

                              GENEREX BIOTECHNOLOGY
                             AUDIT COMMITTEE CHARTER



         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial statements and reports and (2) the independence and performance of the Company's auditors.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it, and request any officer or employee of the Company or the Company's outside counsel or auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

         2. Review the Company's annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices and the adequacy of internal controls.

         3. Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

         4. Review the Company's quarterly financial statements prior to the filing of its Form 10Q, beginning with the fiscal quarter ending April 30, 2000.

         5. Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

         6. Receive periodic reports from the Company's independent auditor regarding the auditor's independence, discuss such reports with the auditor, and to recommend any board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

         7. Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

         8. Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

         9. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         10. Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

         11. Evaluate together with the Board the performance of the Company's independent auditor.

         12. Review the appointment and any replacements of the Company's principal accounting officer.

         13. No later than June 14, 2001, be comprised solely of independent directors, each of whom shall have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee. Committee Members shall be nominated and elected by the full Board annually, and the full Board shall promptly fill vacancies that may occur on the Committee.

         14. At least one member of the Committee shall have past employment experience in finance or accounting, or comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Audit Committee members shall be determined by the full Board of Directors.

         Meetings of the Committee may be called from time to time by the Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting. A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before it, and the Committee may take any action which it is authorized to take as a Committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chair of the Audit Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statement are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure the Company's compliance with laws and regulations relating to financial disclosure or any other area.

                       GENEREX BIOTECHNOLOGY CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 APRIL 23, 2001

The undersigned shareholder of Generex Biotechnology Corporation (the "Company") hereby appoints Anna E. Gluskin, E. Mark Perri and Rose C. Perri, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 5, 2001, at the Annual Meeting of Shareholders of the Company to be held on April 23, 2001 (the "Annual Meeting") at 10:00 a.m. at St. Lawrence Hall, 157 King Street East, Toronto Ontario and any adjournments or postponements thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.
    IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF
                  SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

Item 1. To elect as directors, to hold office until the next meeting of shareholders and until their successors are elected, the six (6) nominees listed below:

         NOMINEES: Anna E. Gluskin, William M. Hawke, M.D., Pankaj Modi, Ph.D.,
                   E. Mark Perri, Rose C. Perri and Jan Michael Rosen.

         o FOR ALL NOMINEES    o WITHHOLD ALL NOMINEES    o
                                                           --------------------
                                                            For all nominees
                                                            except as noted
                                                            above

Item 2.  To approve the Company's 2000 Stock Option Plan.

         o FOR                 o AGAINST                  o ABSTAIN

Item 3. To ratify the appointment of Deloitte Touche as independent public accountants of the Company for the fiscal year ending July 31, 2001.

         o FOR                 o AGAINST                  o ABSTAIN

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

                                           Signature:

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                                           Signature:

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                                           Date:

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                                           PLEASE MARK, SIGN AND DATE THIS PROXY
                                           AND RETURN IT PROMPTLY WHETHER YOU
                                           PLAN TO ATTEND THE MEETING OR NOT. IF
                                           YOU DO ATTEND, YOU MAY VOTE IN PERSON
                                           IF YOU DESIRE.